Exhibit 10.1

After recording return to:

Wick Phillips Gould & Martin, LLP

3131 McKinney Ave , Suite 500

Dallas, Texas 75204 Attn: Chris Fuller

EASEMENT AGREEMENT

This EASEMENT AGREEMENT (the “Agreement”) is entered into as of the               day of                         , 202          , by and between [                        ] 1, a [                        ] (“Grantor”), and NLMF Holdco, LLC, a Delaware limited liability company (“Grantee”). Grantor and Grantee may hereinafter be referred to individually as a “Party” or collectively as the “Parties”.

RECITALS:

WHEREAS, Grantor is the current owner of that certain parcel of land situated in the City of [                       ], County of [                       ], State of [                       ], which land is more particularly described on Exhibit A attached hereto (the “Grantor Parcel”).

WHEREAS, there are buildings and other improvements currently existing on the Grantor Parcel and owned by Grantor and additional buildings and improvements may be constructed on the Grantor Parcel in the future by Grantor or its successors or assigns (collectively, the “Grantor Improvements”).

WHEREAS, the Grantor Parcel and the Grantor Improvements are collectively referred to in this Agreement as the “Grantor Property”.

WHEREAS, Grantee has requested and Grantor wishes to grant and convey for the benefit of the Grantee, an exclusive easement, as more particularly described herein, in, to, over, under, across and through the Grantor Property.

NOW THEREFORE, in consideration of the terms, covenants and conditions set forth herein and other valuable consideration, receipt of which is hereby acknowledged, the Parties agree as follows:

1.Incorporation of Recitals. The Recitals set forth above are incorporated herein and made a part hereof.

2.Grant of Easements.

(a)Easement. Grantor hereby grants and conveys to Grantee and its successors and assigns a perpetual, exclusive (with respect to Grantor and all persons) easement in, to, over, under, across and through the Grantor Property for the purpose of constructing, reconstructing, installing, maintaining, operating, repairing, removing and replacing fiber optic lines, internet cable, wireless internet access points, devices and cables used to provide or permit access to the internet while on the

[1]	See Annex A for a list of parties that have entered into this form of agreement.

AmericasActive:15876418.1

Grantor Property, and related facilities (the “Improvements”), together with all incidental surface and subsurface improvements and appurtenances thereto (the “Easement”).

(b)Exclusivity. The exclusivity granted to Grantee shall prohibit Grantor and any of its successors or assigns, including anyone claiming by, through or under Grantor or any of its successors or assigns, from using the Grantor Property for the construction, reconstruction, installation, maintenance, operation, repair, removal or replacement of any Improvements or other devices intended to limit, or interfere or otherwise compete with, services offered by Grantee, or its successors or assigns, by way of the Improvements.

(c)Incidental Rights. Grantee and its successors and assigns shall have, and Grantor hereby grants and conveys to Grantee, the perpetual right of ingress and egress over the Grantor Property for all reasonable purposes incidental to the grant of the Easement, including but not limited to the construction, reconstruction, maintenance and removal of the applicable Improvements, and the removal of any improvements, trees, or other obstructions which in Grantee’s reasonable discretion could interfere with the use of the Easement for its intended purposes, and such right of ingress and egress over the Grantor Property, with respect to the Easement’s intended purposes, shall be exclusive to Grantee (including with respect to Grantor).

(d)Construction of Improvements. Any and all work, other than routine inspections or minor repair work, on the Improvements to be undertaken by Grantee on any portion of the Grantor Property (“Improvement Work”) shall be undertaken only after giving Grantor not less than thirty (30) days' prior written notice of the scope and nature of the Improvement Work, the duration of the Improvement Work, and the area in which the Improvement Work is to be performed; except in the event of emergency in which case prior written notice shall not be required but Grantee shall promptly inform Grantor of the applicable Improvement Work being performed. Any and all Improvement Work shall be performed in compliance with all applicable federal, state and local laws, statutes, ordinances, codes, rules, and regulations and all other applicable governmental requirements. Prior to beginning any Improvement Work, Grantee shall first obtain all required approvals and permits (each, an “Approval”) from any applicable governmental authority. Upon the written request of Grantor, Grantee shall promptly deliver copies of any Approval to Grantor. Once commenced, any Improvement Work undertaken upon any portion of the Grantor Property shall be diligently prosecuted to completion, and Grantee, at no cost to Grantor, shall repair any and all damage to the Grantor Property caused by such Improvement Work and shall restore the affected portion of the Grantor Property upon which such Improvement Work is performed to a condition that is equal to or better than the condition which existed prior to the commencement of such Improvement Work.

(e)No Liens. All Improvement Work shall be performed in a good and workmanlike manner, free and clear of all mechanics and materialmen’s liens on the Grantor Property; provided, however, notwithstanding the foregoing, Grantee shall have the right to finance all or any portion the Improvements.

(f)No Obstructions. Except as necessary or incidental to the use of the Easement for its intended purpose, Grantee shall not, on the Grantor Property, construct, install, or place, or permit the construction, installation or placement of, any fence, division, obstruction, impediment, or building or other structure of any type, or plant any tree, drill any well, store materials of any kind, or materially alter ground level by cut or fill, in such manner that will have a materially adverse impact on the use of the remainder of the Grantor Property. Grantor shall not, on the Grantor Property, construct, install, or place, or permit the construction, installation or placement of, any fence, division, obstruction, impediment, or building or other structure of any type, or plant any tree, drill any well, store materials of any kind, or materially alter ground level by cut or fill, in such manner that will have a materially adverse impact on Grantee’s use of the Easement.

(g)Maintenance of Easement. Grantee shall, at its sole cost and expense, maintain and repair the Improvements in good and safe order and condition. Any provision of this Agreement to the contrary notwithstanding, if Grantor or its employees, agents, contractors, customers, tenants, licensees and invitees cause any damage (beyond normal wear and tear) to any Improvements, Grantor shall bear, without right of reimbursement, all costs and expenses necessary to repair such damage.

(h)Indemnity. Grantee shall and hereby does indemnify, defend and hold harmless Grantor for, from and against all claims, including any action or proceeding brought therein, and all costs, losses, expenses and liabilities (including reasonable attorneys' fees and costs of suit) arising from or in connection with the use of the Easement by Grantee or any of its employees, agents, contractors, customers, tenants, licensees and invitees, except to the extent caused by the negligence or willful misconduct of Grantor or any of Grantor’s employees, agents, contractors, customers, tenants, licensees or invitees. The provisions of this Section shall survive any termination of this Agreement or the Easement.

(i)Insurance. Prior to exercise any of its rights with respect to the Easement, including the construction or placement of any Improvements on the Grantor Property, Grantee shall obtain (or shall cause any contractors installing or maintaining the Improvements to obtain), and shall thereafter maintain, or cause to be maintained, at all times, commercial general liability insurance for the Easement and against the risks of death, bodily injury, property damage and personal injury liability, with limits reasonably and customarily maintained by Grantee. Such insurance shall name Grantor as an additional insured. Grantee shall provide to Grantor a certificate evidencing the required insurance within fifteen (15) days after request from Grantor. If a notice of non-renewal, cancellation or material change is issued with respect to Grantee's required insurance, Grantee shall obtain replacement insurance and provide a replacement certificate to Grantor within ten (10) days, or Grantor may obtain the insurance and certificate and be entitled to reimbursement by Grantee for all reasonable costs incurred in connection therewith (provided, however, prior to being responsible for reimbursement to Grantor, Grantor shall have provided Grantee ten (10) days’ notice and opportunity to cure with respect to the insurance certificate).

(j)Events of Default. Grantee shall be in default under this Agreement if Grantee shall fail to fully and timely perform any of its obligations arising under this Agreement and such failure shall continue for thirty (30) days after Grantee's receipt of written notice of such default from Grantor (each, an "Event of Default"); provided, however, if such cure cannot reasonably be completed within such 30 day period, an Event of Default will not have occurred so long as Grantee has commenced such cure and is diligently pursuing such cure to completion. Upon the occurrence of an Event of Default, Grantor, at Grantor's sole option, shall have: (i) the right to enjoin any breach by Grantee; or (ii) exercise self-help rights to cure such Event of Default and seek reimbursement from Grantee of any reasonable actual expenses incurred in connection therewith; provided, notwithstanding anything to the contrary contained herein, in no event shall Grantor have the right to terminate this Agreement. Grantor shall be in default under this Agreement if Grantor grants to any third party, or any third party uses the Grantor Property, in any manner that violates or reduces the value of Grantee’s rights hereunder (including the rights of exclusivity), and such grant or use is not corrected or cured within thirty (30) days after notice by Grantee, or such longer period, not to exceed ninety (90) days, as reasonably required for such correction or cure. The exclusivity granted to Grantee in this Agreement is a material inducement to Grantee to enter into this Agreement and to cause the construction and installation of the Improvements, and it is expressly contemplated by the parties that any lost revenues or profits resulting to Grantee (or parties deriving rights through Grantee) from a third party’s use of the Grantor Property in violation of such exclusivity are reasonably foreseeable and are understood by Grantor in entering into this Agreement.

3.Grantor’s Rights. Grantor retains, reserves, and shall continue to enjoy the use of the Grantor Property subject to this Agreement provided such use does not adversely interfere with or prevent the use by Grantee (or its successors and assigns) of the rights granted hereunder. Notwithstanding anything to the contrary in this Agreement, Grantor shall not (i) use the Grantor Property; or (ii) grant to any third-party any easement or other right in, to, over, under, across or through the Grantor Property, for the same or similar use as the intended use of the Easement.

4.Covenants Run With the Land. The rights, easements and obligations established in this Agreement, including without limitation the rights set forth in Section 2(c) hereof, will run with the land and shall inure to the benefit of, and bind, the Grantor Parcel and successors-in- title (all or any portion) to the Grantor Parcel.

5.No Dedication to Public; No Implied Easements. Nothing contained in this Agreement shall be deemed to be a gift or dedication of any portion of the Grantor Property to the general public or for any public use or purpose whatsoever, it being the intention of the Parties that this Agreement be for the exclusive benefit of the Parties, and that nothing herein, express or implied, shall confer upon any person, other than the Parties and their heirs, administrators, legal representatives, successors and assigns, any rights or remedies under or by reason of this Agreement. No easements, except the easements expressly granted herein, shall be implied by this Agreement.

6.Miscellaneous. This Agreement will be governed in accordance with the laws of the State of []. In the event of any dispute arising from this Agreement or the use of the Easement, each Party shall and hereby does submit itself to the sole and exclusive jurisdiction of, and agrees that property venue shall be in [] County, []. If either Party retains an attorney to enforce this Agreement, the Party prevailing in litigation is entitled to recover reasonable attorney's fees and court and other costs. This Agreement may be executed in any number of counterparts with the same effect as if all signatory Parties had signed the same document. All counterparts will be construed together and will constitute one and the same instrument. Each Party agrees to execute and deliver any additional documents and instruments and to perform any additional acts reasonably necessary or appropriate to perform the terms, provisions, and conditions of this Agreement and all transactions contemplated by this Agreement. The paragraph headings in this Agreement are for convenience only, will in no way define or limit the scope or content of this Agreement, and will not be considered in any construction or interpretation of this Agreement or any part of this Agreement. This Agreement contains the complete agreement of the Parties with respect to the subject matter hereof, and this Agreement may only be amended, modified or terminated by written agreement duly executed by the Parties, recorded in the real property records of County in which the Grantor Property is located. Time is of the essence of this Agreement.

7.Prior Work. Any work performed by Grantee (or its successors or assigns), on Grantor’s Property prior to the date of this Agreement is specifically approved by Grantor and deemed covered by, and part of, the Easement.

IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement the day and year first above written.

[signature pages follow]

EASEMENT AGREEMENT

(Grantor Signature and Acknowledgment)

“Grantor”

[	],
[	]

By:
Name:
Title:

STATE OF	§
§
COUNTY OF	§

I,                              , a Notary Public in and for the county and state aforesaid, DOHEREBYCERTIFYthat                                ,                                of [                              ], [                              ], who is personally known to me to be the same person whose name is subscribed to the foregoing instrument as such, appeared before me this day in person and acknowledged that he/she executed said instrument on behalf of said limited liability company for the uses and purposes therein set forth.

Given under my hand and notarial seal, this               day of                    , 202      .

Notary Public

My Commission Expires:

EASEMENT AGREEMENT

(Grantee Signature and Acknowledgment)

“Grantor”

[	],
[	]

By:
Name:
Title:

STATE OF	§
§
COUNTY OF	§

I,                               , a Notary Public in and for the county and state aforesaid, DOHEREBYCERTIFYthat                                ,                                of [                              ], [                              ], who is personally known to me to be the same person whose name is subscribed to the foregoing instrument as such, appeared before me this day in person and acknowledged that he/she executed said instrument on behalf of said limited liability company for the uses and purposes therein set forth.

Given under my hand and notarial seal, this                day of                    , 202      .

Notary Public

My Commission Expires:

Exhibit A

Grantor Parcel

Annex A

1. NXRT Bella Solara, LLC

2. NXRT Torreyana, LLC

3. NXRT Bloom, LLC

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